UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2015

Valero Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2015, Valero Energy Partners LP (the “Partnership”) and Valero Energy Partners GP LLC entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule 1 thereto (the “Underwriters”), providing for the offer and sale by the Partnership, and the purchase by the Underwriters, of 4,250,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $46.25 per Common Unit. The Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 637,500 Common Units on the same terms.

The Common Units are being offered and sold pursuant to an effective registration statement on Form S-3 (File No. 333-208052) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2015. The terms of the Common Units and the offering are more fully described under the prospectus supplement dated November 18, 2015 (the “Prospectus Supplement”), and the accompanying prospectus filed with the SEC on November 20, 2015.

The offering is expected to close on November 24, 2015, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated November 19, 2015, by and among Valero Energy Partners LP, Valero Energy Partners GP LLC and J.P. Morgan Securities LLC.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC,
its general partner

By:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Secretary

Date: November 23, 2015

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